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                                                                       EXHIBIT 5

                                HALE AND DORR LLP
                               Counsellors at Law
                                 60 State Street
                                Boston, MA 02109
                          617-526-6000* FAX 617-526-5000

                                September 5, 1997


Security Dynamics Technologies, Inc.
20 Crosby Drive
Bedford, MA  01730

Ladies and Gentlemen:

     This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the public offering of an aggregate of 2,875,000 shares of Common Stock, $.01 par value per share (the "Common Stock"), of Security Dynamics Technologies, Inc., a Delaware corporation (the "Company"), of which (i) 1,051,000 shares of Common Stock (including 375,000 shares of Common Stock subject to an over-allotment option granted by the Company to the Underwriters (as defined below) will be issued and sold by the Company to the Underwriters, and (ii) 1,824,000 shares of Common Stock will be sold by certain stockholders of the Company (the "Selling Stockholders") to the Underwriters (such shares being hereinafter referred to as the "Shares").

     The Shares are to be sold by the Company and the Selling Stockholders pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into among the Company, the Selling Stockholders, and BT Alex. Brown Incorporated, Robertson, Stephens & Company LLC and Cowen & Company (the "Underwriters"), the form of which has been filed as Exhibit 1 to the Registration Statement.

     We have acted as counsel for the Company in connection with the sale by the Company and the Selling Stockholders of the Shares. We have examined signed copies of the Registration Statement and all exhibits thereto, all as filed with the Commission. We have also examined and relied upon the Third Restated Certificate of Incorporation, as amended, and the Amended and Restated By-Laws of the Company and all amendments thereto and have examined and relied on the originals, or copies certified to our satisfaction, of such records of meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors and stockholders of the Company, all as provided to us by the Company, and such other

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documents and instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.


     In our examination of the foregoing documents, we have assumed (i) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified, facsimile or photostatic copies, (iii) the authenticity of the originals of such latter documents, and (iv) the legal competence of all signatures to such documents.

     We assume that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Underwriting Agreement, to register and qualify the Shares for sale under all applicable state securities or "Blue Sky" laws.

     We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the Delaware General Corporation Law statute and the federal laws of the United States of America.

     Based upon the foregoing, we are of the opinion that (i) the Shares to be issued and sold by the Company have been duly authorized for issuance and, when issued and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable, and (ii) the Shares to be sold by the Selling Stockholders have been duly authorized and are validly issued, fully paid and nonassessable.

     It is our understanding that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

     Please note that we are opining only as to the matters set forth herein, and no opinion should be inferred as to any other matters.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                              Very truly yours,


                                              /s/ HALE AND DORR LLP


                                              HALE AND DORR LLP